Christopher E. Palmer

202.346.4253
cpalmer@
goodwinprocter.com

Goodwin Procter LLP

Counselors at Law
901 New York Avenue NW
Washington, DC 20001
T: 202.346.4000
F: 202.346.4444

December 21, 2011

Advanced Series Trust

100 Mulberry Street
Newark, New Jersey 07102

Re:     Advanced Series Trust (“Registrant”) Form N-1A; Post-Effective Amendment No. 93 to the Registration Statement under the Securities Act of 1933 and Amendment No. 95 to the Registration Statement under the Investment Company Act of 1940 (the “Amendment”)

Ladies and Gentlemen:

We provided an opinion to the Registrant dated April 25, 2005 (the “Opinion”), which the Registrant filed as an exhibit to its Registration Statement filed April 29, 2005.

We consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the Amendment and the incorporation by reference of the Opinion as an exhibit to the Amendment. We also consent to the reference in the Registration Statement to the Trust to the fact that Goodwin Procter LLP serves as counsel to the Trust and has provided the Opinion.

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP